For the six month period ended (a) 4/30/00
File number (c) 811-4930

                         SUB-ITEM 77 0

                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

INSURED SERIES

1.   Name of Issuer
       Memphis Shelby Cnty Tn Airport

2.   Date of Purchase
       11/04/99

3.   Number of Securities Purchased
       75,000

4.   Dollar Amount of Purchase
       $7,381,425

5.   Price Per Unit
       $98.419

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Goldman Sachs

7.   Other Members of the Underwriting Syndicate
       Duncan-Williams, Inc.
       First Tennessee Securities Corporation
       Goldman, Sachs & Co.
 .      Morgan Stanley Dean Witter
       Morgan Keegan & Company, Inc.
       M.R. Beal & Company
       NBC Capital Markets Group, Inc.
       The Chapman Company




For the six month period ended (a) 4/30/00
File number (c) 811-4930

                         SUB-ITEM 77 0

                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

INSURED SERIES

1.   Name of Issuer
       Metropolitan Trans Auth NY

2.   Date of Purchase
       02/08/00

3.   Number of Securities Purchased
       30,000

4.   Dollar Amount of Purchase
       $2,970,870

5.   Price Per Unit
       $99.029

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Merrill Lynch

7.   Other Members of the Underwriting Syndicate
       Salomon Smith Barney
       Merrill Lynch & Co.
       First Albany Corp.
       JP Morgan & Co.
       Morgan Stanley Dean Witter
       Ramirez & Co.
       PaineWebber Inc.
       Bear, Stearns & Co. Inc.
       Lehman Brothers
       William E. Simon & Sons
       Lebenthal & Co., Inc.
       Roosevelt & Cross Incorporated
       Dain Rauscher, Inc.
       Goldman, Sachs & Co.
       Prudential Securities
       Greenwich Partners, LLC